UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008 (April 15, 2008)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This amendment No. 1 to the Current Report on Form 8-K filed by Gaylord Entertainment Company on April 16, 2008 (the “Original Form 8-K”), supplements the information in the Original Form 8-K with the disclosure set forth in Item 2.06 below. Except for the supplemental disclosure in Item 2.06 below, the Original Form 8-K is not being amended or updated in any substantive manner.
ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     On November 19, 2007, Gaylord Entertainment Company (“GEC”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”), with LCWW Partners, a Texas joint venture, and La Cantera Development Company, a Delaware corporation (collectively, “Sellers”), as amended on January 21, 2008 (the “Amendment”). Under the terms of the Purchase Agreement, GEC agreed to acquire the assets related to the Westin La Cantera Resort, located in San Antonio, Texas, as well as approximately 90 acres of undeveloped land adjacent thereto. The terms of the Purchase Agreement were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2007. The terms of the Amendment were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2008.
     On April 15, 2008, as permitted by the Amendment, GEC terminated the Purchase Agreement on the basis that GEC did not obtain financing satisfactory to it. Pursuant to the terms of the Purchase Agreement and the Amendment, the $10,000,000 deposit previously paid by GEC to Sellers has been retained by the Sellers.
ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On April 16, 2008, GEC issued a press release which provided an update on GEC’s financial results for the first quarter of 2008 (in addition to making the announcements referenced in Item 7.01. below). A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 2.06.	MATERIAL IMPAIRMENTS.
     As described in Item 1.02 above, GEC terminated the Purchase Agreement on April 15, 2008. As a result, GEC forfeited the $10,000,000 deposit previously paid by GEC to Sellers, resulting in an impairment charge of approximately $12,000,000 to write off the deposit previously made and certain transaction-related expenses which were previously capitalized that will be recognized in GEC’s financial statements for the first quarter of 2008. GEC concluded that this impairment was required on April 15, 2008, at the time of the termination of the Purchase Agreement. There are no material future cash expenditures associated with this charge.
ITEM 7.01.	REGULATION FD.
     On April 16, 2008, GEC issued a press release which announced the termination of the Purchase Agreement, provided an update on GEC’s financial results for the first quarter of 2008 and the opening of the Gaylord National, and announced the time of GEC’s first quarter 2008 earnings call. A copy of the press released is furnished herewith as Exhibit 99.1.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
          (d) Exhibits
          99.1 Press Release of Gaylord Entertainment Company dated April 16, 2008*
* Previously filed with GEC’s Current Report on Form 8-K filed on April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: April 21, 2008	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary